Exhibit 4


                         STANDSTILL AND VOTING AGREEMENT

              THIS STANDSTILL AND VOTING AGREEMENT is dated as of March 14, 2001 (this "Agreement") between Pogo Producing Company, a Delaware corporation (the "Company"), and the Shareholders (as defined below) who are signatories hereto.

                              W I T N E S S E T H:

              WHEREAS, in connection with that certain Merger Agreement among the Company, NORIC Corporation, a New York corporation ("NORIC") and the Shareholders of NORIC named therein (the "Merger Agreement"), dated November 19, 2000, the parties have agreed that NORIC would be acquired by the Company through the Merger of NORIC with and into the Company on the terms set forth therein (the "Merger"),

              WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the Shareholders will receive in exchange for their shares of common stock of NORIC, the number of shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), as is set forth opposite each Shareholders' name on Exhibit A (the "Shares") and

              WHEREAS, the Shareholders and the Company desire to set forth herein their agreement with respect to the restrictions on acquisitions of additional Common Stock, restriction on voting, and certain other covenants applicable to the Shares;

              NOW, THEREFORE, in consideration of the premises and the mutual obligations, covenants and agreements herein contained, the parties hereto agree as follows:

         Section 1. Definitions.

         1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

              "Affiliate" shall mean any corporation, partnership or other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Shareholder, and shall include any Person acting on behalf of any Shareholder or affiliates of either of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a Person through ownership of equity, by contract, pursuant to a voting trust or otherwise.

              "Associate" shall have the meaning assigned to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

              "Beneficial owner" or "beneficially owned" or "beneficial ownership" shall have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

              "Common Stock" shall have the meaning set forth in the recitals.

              "Company" shall have the meaning set forth in the recitals.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Matter" shall mean any item that comes before the holders of Voting Securities at a regular, annual, or special meeting of holders of Voting Securities, or that comes before them by written consent, whether for majority, plurality, unanimous or other vote, and whether or not duly announced by notice or agenda. "Matter" shall include, but not be limited to: the election of directors, the calling, postponement, or adjournment of meetings; the sale of the Company's stock or assets; any merger, consolidation, dissolution, liquidation or business combination of the Company; the adoption of amendments to the Company's charter or bylaws; any change in the authorized capital structure of the Company or of the classes or series of shares authorized or of the rights, privileges and preferences thereof; the issuance of debt securities of the Company; the adoption of any employee benefit or incentive plan, the selection or approval of independent public accountants, or the execution of a loan or line of credit agreement by the Company.

              "Person" shall mean any association, corporation, company, group or partnership or other entity or individual.

              "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the date hereof between the Company and the Shareholders.

              "Shareholder Representative" shall have the meaning set forth in the Registration Rights Agreement.

              "Shareholders" shall mean those certain stockholders of the Company who are parties to this Agreement, the Merger Agreement or the Registration Rights Agreement (each a "Shareholder" and collectively the "Shareholders").

              "Voting Securities" shall mean Common Stock and any other securities of the Company or any of its successors entitled to vote generally in the election of directors, and securities exercisable for and convertible into such securities, in each case now or hereafter outstanding.

         Section 2. Agreements of the Shareholders.

         2.1 Standstill Agreement. Each of the Shareholders agrees that, so long as this Agreement remains in effect, neither he, she nor it, nor any of his, her or its Affiliates or Associates shall, directly or indirectly:

              (a) (i) in any manner acquire or offer to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities, or (ii) propose to enter into, directly or indirectly, any merger, tender or exchange offer, restructuring or business combination or joint venture transaction involving the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, or (iii) propose to



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

         purchase, directly or indirectly, a material portion of the assets of the Company or any of its subsidiaries;

              (b) "solicit," or participate in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange
         Act) in opposition to the recommendation of the majority of the Board of Directors of the Company or become a participant in an election contest with respect to the election of directors of the Company or otherwise influence or affect the vote of any stockholder;

              (c) form, join or participate in a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of Voting Securities;

              (d) seek to appoint, elect or remove any member of the Board of Directors of the Company or seek to affect or influence the Company's management, Board of Directors, business or affairs or make any public statements proposing or suggesting any change in the Board of Directors or management of the Company or its business or affairs or any action taken by the Board of Directors or management of the Company;

              (e) initiate or propose to the holders of Voting Securities, or otherwise solicit their approval of, any proposal, resolution or Matter to be voted on by the holders of Voting Securities;

              (f) ask the Company to, or seek to cause the Company (or its directors) to, call a special meeting of stockholders to amend the Company's charter or bylaws or any other governing documents;

              (g) initiate, induce or attempt to induce or encourage another Person to propose a tender or exchange offer or change of control of the Company;

              (h) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement; or

              (i) disclose any intention, plan or arrangement to take any of the actions enumerated in clauses (a) through (h) above or participate in, aid or abet or otherwise induce or attempt to induce or encourage any person to take any of the actions enumerated in clauses (a) through (h) above or take any other action inconsistent with the foregoing.

         2.2 Voting. With respect to all Matters, the Shareholders will vote all Voting Securities either (1) in accordance with the recommendation of the Board of Directors or (2) in equal proportion to the votes cast by stockholders of the Company who are not parties to this Agreement.

         2.3 Irrevocable Proxy and Power of Attorney. To facilitate the operation of this Agreement, each Shareholder hereby grants to the Shareholder Representative an irrevocable


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

proxy and power of attorney to vote all such Shareholder's Shares on all Matters in accordance with Section 2.2 hereof. Such proxy shall be durable and shall continue in force until terminated in writing by the Shareholder Representative by notice to the Company and the Shareholders, and such proxy shall be deemed coupled with an interest. Termination of the proxy with respect to some or all Shares will not affect any proxy respecting any other Shares and will not terminate this Agreement. The Shareholder Representative's exercise of his proxy will extinguish any prior proxy granted by any Shareholder. The foregoing proxy and power of attorney is intended to be a durable power of attorney and shall survive, and shall not be affected by, the subsequent death, incompentency, disability, incapacity, bankruptcy or termination of any Shareholder and shall bind each Shareholder's heirs, personal representatives, executors, administrators and assigns.

         2.4 Disposition of Shares. Until the date which is two years following the Closing Date of the Merger Agreement, no Shareholder will sell, transfer, give, donate, bequeath or otherwise dispose of Shares except:

              2.4.1 Pursuant to the procedures set forth in the Registration Rights Agreement, including without limitation that no public resales may be made (other than pursuant to a Public Offering (as defined in the Registration Rights Agreement) in which shareholders participate under Section 2.4 of the Registration Rights Agreement) until the 181st day following the Effective Time (as defined in the Registration Rights Agreement) and that any public resales during the twelve-month period specified in Section 2.6 of the Registration Rights Agreement shall be subject to the volume limitations specified in such
Section 2.6; or

              2.4.2 To a Person who (1) upon closing of such transfer will own less than 5% of the Voting Securities and (2) is not a member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or an Affiliate or an Associate of a member of such a "group" and (3) has not publicly announced that he, she or it is accumulating Voting Securities for any of the purposes set forth in Section 2.1 hereof, provided that as a condition to such transfer, the Company shall be provided such documentation as it may reasonably request, including an opinion of counsel, to the effect that such transfer does not require registration under the Securities Act of 1933 or any applicable state securities law.

         2.5 Addition of New Shareholders. Additional Persons may be added as parties to this Agreement, and will be deemed to have agreed to the provisions hereof, upon execution and delivery to the Company of a copy of this Standstill and Voting Agreement executed by such Persons and by delivery to the Company supplemental forms of Exhibit A, containing as to such Persons the information required by Exhibit A (namely, name, address for notice, and number of Shares owned) for attachment to this Agreement. Upon such delivery such persons shall be "Shareholders" for all purposes hereof, and the Common Stock identified on Exhibit A by such Stockholders shall be "Shares" for all purposes hereof, until terminated as provided herein.

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

         Section 3. Term of Agreement. This Agreement shall continue in full force and effect until the Shareholders and their Affiliates and Associates collectively beneficially own less than 10% of the Voting Securities.

         Section 4. General.

         4.1 Remedies. Each of the parties hereto acknowledge and agree that the Company would be irreparably damaged if any of the provisions of this Agreement are not performed by the other parties hereto in accordance with their specific terms or are otherwise breached, and that money damages alone would not be easily calculable and would not be a sufficient remedy for any breach of this Agreement. Accordingly, the Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement by the other parties hereto, in addition to all other remedies available at law or in equity.

         4.2 Amendments; Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company and the Shareholders.

         4.3 Notices. All notices and other communications hereunder shall be given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier (postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth below (or such other address as shall from time to time be designated by such party to the other parties by like notice):

             If to the Company:      Pogo Producing Company
                                     5 Greenway Plaza, Suite 2700
                                     P.O. Box 2504
                                     Houston, Texas 77252-2504
                                     Telecopy:   (713) 297-4970
                                     Attention:  Gerald A. Morton, Vice
                                                 President-Law and Corporate
                                                 Secretary

             If to a Shareholder:    To the Shareholder Representative

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgement of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgement of receipt returned to the sender by the applicable postal authorities, the confirmation of delivery rendered by the applicable overnight courier service, or the confirmation of a successful facsimile transmission of such notice or communication. A copy of any notice or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.

         4.4 GOVERNING LAW. THE PARTIES TO AGREE THAT THIS AGREEMENT, AND THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES


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

HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         4.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         4.6 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

         4.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person (whether or not listed on Exhibit A hereto) who or which is not a party hereto. Any Person (whether or not listed on Exhibit A hereto) who or which is not a party hereto shall not be entitled to any benefit hereunder except, in the case of any Person listed on Schedule A hereto, such Person shall be entitled to become a party hereto by executing a counterpart of this Agreement.

         4.8 Headings. The Section headings in this Agreement are for convenience of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         4.9 Warranty of Authority. Each Stockholder represents, covenants and warrants that it, he or she is the record and beneficial owner of the Shares and has the authority and power to execute this Agreement and that it, he or she is bound by the terms and conditions hereof.

         4.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

         4.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to its subject matter, and supersedes and replaces all prior agreements conversations, negotiations, writings or understandings of the parties in connection with such subject matter.

         [The remainder of this page has been intentionally left blank.]




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



              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                     POGO PRODUCING COMPANY


                                     By:    /s/ James P. Ulm, II
                                        ----------------------------------------
                                        Name:   James P. Ulm, II
                                        Title:  Vice President and Chief
                                                Financial Officer

                           THE SHAREHOLDERS LISTED ON SCHEDULE A

                                     BY GOELET, LLC, AS
                                     SHAREHOLDER REPRESENTATIVE


                                     By:    /s/ Robert W. Kiley
                                        ----------------------------------------
                                        Name:   Robert W. Kiley
                                        Title:  President and Chief
                                                Operating Officer


                                     By:    /s/ Mark Rosenbaum
                                        ----------------------------------------
                                        Name:   Mark Rosenbaum
                                        Title:  Vice President, Chief
                                                Financial Officer and
                                                Treasurer

                                   SCHEDULE A

--------------------------------------------------------------------------------




                       Name of Shareholder
                       -------------------
--------------------------------------------------------------------------------

Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under Agreement dated August 26, 1930 for the benefit of Beatrice G. Manice
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under Agreement dated July 27, 1935 for the benefit of Beatrice G. Manice
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under the Will of Robert Walton Goelet for the benefit of Beatrice G. Manice
--------------------------------------------------------------------------------
Alexandra C. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under Agreement dated August 26, 1930 for the benefit of Robert G. Goelet
--------------------------------------------------------------------------------
Alexandra C. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
   as Trustees under Agreement dated July 27, 1935 for the benefit of Robert G. Goelet
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under the Will of Robert Walton Goelet for the benefit of Robert G. Goelet
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees of the Trust under Agreement dated July 27, 1935 for the benefit of Francis Goelet
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees of the Trust under Agreement dated December 18, 1931 for the benefit of John Goelet
--------------------------------------------------------------------------------
Henrietta Goelet and Robert S. Rich, as Trustees of the Trust under
    Agreement dated December 17, 1976 for the benefit of
    grandchildren of John Goelet
--------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------




                       Name of Shareholder
                       -------------------
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees of the Trust under Agreement dated July 27, 1935 for the benefit of John Goelet
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin,
    as Trustees under the Will of Robert Walton Goelet for the benefit of John Goelet
--------------------------------------------------------------------------------
Robert G. Goelet
--------------------------------------------------------------------------------
John H. Manice
--------------------------------------------------------------------------------
Robert G. Goelet, Philip Goelet and Edmond de La Haye Jousselin, as
    Trustees of the Trust dated September 4, 1980, as amended, for the benefit of Anne de La Haye Jousselin
--------------------------------------------------------------------------------
Robert G. Manice
--------------------------------------------------------------------------------
Henry W. Manice
--------------------------------------------------------------------------------
Emily P. Manice
--------------------------------------------------------------------------------
Harriet W. Manice
--------------------------------------------------------------------------------
Amelia M. Berkowitz
--------------------------------------------------------------------------------
Pamela Manice
--------------------------------------------------------------------------------
Alexandra Gardiner Goelet
--------------------------------------------------------------------------------
Robert Gardiner Goelet
--------------------------------------------------------------------------------
Philip Goelet
--------------------------------------------------------------------------------
Christopher Goelet
--------------------------------------------------------------------------------
Gilbert Kerlin
--------------------------------------------------------------------------------
Windward Oil & Gas Corporation
--------------------------------------------------------------------------------
Arthur N. Field
--------------------------------------------------------------------------------




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                       [COUNTERPART SIGNATURE PAGE TO THE
             STANDSTILL AND VOTING AGREEMENT DATED _________, 2001]

              THE UNDERSIGNED SHAREHOLDER, listed on Exhibit A to the Standstill Agreement dated as of __________, 2000 between Pogo Producing Company, and [LIST SIGNING STOCKHOLDERS] (the "Standstill Agreement"), a copy of which is attached hereto, hereby agrees to become a party to the attached Standstill and Voting Agreement and be bound by the provisions thereof as if the undersigned was an original party thereto.

              IN WITNESS THEREOF, the undersigned has executed this counterpart to the Standstill and Voting Agreement on this _____ day of ____________,
_______.



                                        ----------------------------------------
                                        Name:


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